Exhibit 10.1.8

SECOND CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT

     THIS SECOND CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT (this “Consent”) dated as of March 15, 2010 is by and among EXAMWORKS, INC., a Delaware corporation (“Parent”), SOUTHWEST MEDICAL EXAMINATION SERVICES, INC., a Texas corporation, THE RICWEL CORPORATION, an Ohio corporation, CFO MEDICAL SERVICES, LLC, a New Jersey limited liability company, DIAGNOSTIC IMAGING INSTITUTE, INC., a Texas corporation, RICWEL OF WEST VIRGINIA, LLC, a West Virginia limited liability company, PACIFIC BILLING SERVICES, INC., a Texas corporation, SET-ASIDE SOLUTIONS, LLC, a Delaware limited liability company, MARQUIS MEDICAL ADMINISTRATORS, INC., a New York corporation, IME SOFTWARE SOLUTIONS, LLC, a Michigan limited liability company, FLORIDA MEDICAL SPECIALISTS, INC., a New Jersey corporation, EXAMWORKS EVALUATIONS OF NEW YORK, LLC, a New York limited liability company and the subsidiaries of Parent that may from time to time hereafter become parties hereto and the Loan Agreement (the foregoing, together with Parent, individually, “Borrower” and collectively, “Borrowers”), FIFTH THIRD BANK, an Ohio banking corporation in its capacity as administrative agent for Lenders identified below (together with its successors and assigns, “Administrative Agent”), and FIFTH THIRD BANK, in its individual capacity, and BANK OF AMERICA, N.A. (collectively, “Lenders”)

RECITALS:

     WHEREAS, Borrowers, Administrative Agent and Lenders are parties to that certain Loan and Security Agreement dated as of December 18, 2009, as amended pursuant to certain consents and amendments among the parties hereto (as the same may be further amended, supplemented or modified from time to time, collectively with all such consents and amendments, the “Loan Agreement”); all capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement; and

     WHEREAS, Borrower requests Administrative Agent and Lenders to consent to certain matters as provided herein, and Borrower, Administrative Agent and Lenders desire to amend certain provisions of the Loan Agreement, in each case in accordance with, and subject to, the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as follows:

     1. Consent. Subject to the terms and conditions set forth in this Consent, and notwithstanding anything in the Financing Agreements to the contrary, Administrative Agent and Lenders hereby consent to the acquisition by Parent of substantially all of the assets of Medical Evaluations Incorporated, a Minnesota corporation (together with its successors and assigns, “MEI”), as more fully described in that certain Asset Purchase Agreement (the “MEI Purchase Agreement”), dated as of March 15, 2010, by and among MEI, Michael W. Davis, MD, Thomas Litman, MD and Parent (the “MEI Acquisition”).

     2. Amendments to Loan Agreement. Subject to the terms and conditions contained herein, the parties hereto hereby amend the Loan Agreement as follows:

          a. Section 1.1 of the Loan Agreement is hereby amended as follows:

     i. the definition of “Acquisitions” therein shall include the MEI Acquisition;

     ii. the definition of “Acquisition Agreement” therein shall include the MEI Purchase Agreement; and

     iii. the definition of “Acquisition Documents” therein shall include the MEI Purchase Agreement and any applicable bill of sale, assignment and assumption agreement, escrow agreement, real estate contract, special warranty deed, assignment of intellectual property, consulting agreement, management agreement, employment agreement, noncompete agreement, and any and all of the other documents, instruments and agreements executed or delivered in connection therewith or otherwise in connection with the MEI Acquisition, in each case as the same may be amended or modified in conformity with Section 9.15 of the Loan Agreement.

          b. Section 1.1 of the Loan Agreement is hereby further amended by adding the following new defined term in alphabetical order:

          “Second Consent Effective Date” means March 15, 2010.

          c. Schedule 4.7 (Borrower Locations) of the Loan Agreement is hereby supplemented by including the additional location identified on Schedule 2(c) attached hereto.

          d. Schedule 7.8 (Other Names) of the Loan Agreement is hereby supplemented by including the additional names identified on Schedule 2(d) attached hereto.

     3. No Other Consents or Amendments. Notwithstanding the consent and amendments set forth in Sections 1 and 2 hereof, Ultimate Parent and Borrowers acknowledge and expressly agree that this Consent is limited to the extent expressly set forth herein and shall not constitute a modification or further amendment of the Loan Agreement or any other Financing Agreements or a course of dealing at variance with the terms of the Loan Agreement or any other Financing Agreements (other than as expressly set forth in this Consent).

     4. Representations and Warranties. Ultimate Parent and each of Borrowers hereby represent and warrant to and in favor of the Administrative Agent and Lenders, which representations and warranties shall survive the execution and delivery hereof, as follows:

          a. Each representation and warranty set forth in Section 7 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby;

          b. Ultimate Parent and each of Borrowers has the company power and authority (i) to enter into this Consent and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

          c. This Consent has been duly authorized, validly executed and delivered by one or more Duly Authorized Officers of Ultimate Parent and each of Borrowers, and each of this Consent and the Loan Agreement constitutes the legal, valid and binding obligations of Borrowers (and each of this Consent and the Financing Agreements to which Ultimate Parent is a party constitutes the legal, valid and binding obligations of Ultimate Parent), enforceable against Borrowers and Ultimate Parent, respectively, in accordance with their respective terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of Ultimate Parent or such Borrower);

          d. The execution and delivery of this Consent and performance by the Ultimate Parent and each of Borrowers under this Consent, the Loan Agreement and each of the other Financing Agreements to which each is a party do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over Ultimate Parent or any Borrower which has not already been obtained, nor be in contravention of or in conflict with the organizational documents of Ultimate Parent and each of Borrowers, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which Ultimate Parent or any Borrower is party or by which Ultimate Parent’s or any Borrower’s assets or properties are bound;

          e. No Default or Event of Default exists both before and after giving effect to this Consent, and no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect;

          f. With respect to the MEI Acquisition, each of the conditions precedent identified on Exhibit C attached to the Loan Agreement have previously been satisfied or waived by the Administrative Agent and Required Lenders or will be satisfied concurrently with the execution and delivery of this Consent or as provided in Section 6 hereof; and

          g. The “Collateral” (as defined in the Loan Agreement) shall hereafter also include, without limitation, each of the assets purchased by Parent pursuant to the MEI Purchase Agreement, and the Administrative Agent (for the ratable benefit of the Lenders and the Administrative Agent) has a first priority perfected security interest in all such Collateral (subject only to Permitted Liens).

     5. Conditions Precedent to Effectiveness of this Consent. The consent contained in Section 1 of this Consent shall become effective on the date hereof subject to:

          a. all of the representations and warranties of the Ultimate Parent and Borrowers under Section 4 hereof, which are made as of the date hereof, being true and correct in all material respects;

          b. receipt by Administrative Agent of duly executed signature pages to this Consent from the Ultimate Parent, each of Borrowers and Lenders;

          c. receipt by Administrative Agent of such duly executed and delivered resolutions, certified Organization Documents, good standing certificates, and secretary’s certificates, in form and substance reasonably satisfactory to the Administrative Agent, as reasonably required by Administrative Agent;

          d. receipt by Administrative Agent of satisfactory evidence that any necessary authorizations, including all necessary consents and regulatory approvals necessary, or in the reasonable discretion of, the Administrative Agent, advisable for the closing of the MEI Acquisition have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of any of Borrowers, threatened reversal or cancellation, and Administrative Agent shall have received a certificate of a Duly Authorized Officer so stating;

          e. [Intentionally Omitted];

          f. receipt by Administrative Agent of true, correct and complete duly executed copies of the MEI Purchase Agreement and the other material Acquisition Documents relating to the MEI Acquisition, including without limitation any escrow agreement;

          g. receipt by Administrative Agent of evidence, in form and substance satisfactory to it, of the simultaneous consummation of the MEI Acquisition on terms and conditions set forth in the MEI Purchase Agreement, which shall be in form and substance satisfactory to the Administrative Agent;

          h. receipt by Administrative Agent of a duly completed Compliance Certificate as of the fiscal quarter of Borrower ending December 31, 2009, after giving pro forma effect to all Loans to be made on the date hereof and the consummation of the MEI Acquisition, signed by a Duly Authorized Officer of Parent;

          i. Administrative Agent’s completion of due diligence relating to the MEI Acquisition, the results of which shall be satisfactory to Administrative Agent;

          j. If applicable, Administrative Agent shall have received a payoff letter from any secured lender to MEI, each in form and substance reasonably satisfactory to Administrative Agent (together with applicable UCC termination statements, trademark releases and copyright releases necessary to release all Liens (other than Permitted Liens) and other rights in favor of any Person, if any, in any of the Collateral (which shall include the assets purchased by Parent pursuant to the MEI Purchase Agreement) except Administrative Agent (for the ratable benefit of Lenders and Administrative Agent), and other documents as Administrative Agent deems necessary or appropriate, which shall have been filed in all jurisdictions that Administrative Agent deems necessary or advisable;

          k. receipt by Administrative Agent of evidence that the Liens in favor of Administrative Agent are valid, enforceable, properly perfected in a manner acceptable to Administrative Agent;

          l. receipt by Administrative Agent of all financial information, studies, materials, due diligence results, management reports and related documentation as required pursuant to Exhibit C to the Loan Agreement;

          m. receipt by Administrative Agent from Borrowers of payment of the Term Draw Fee;

          n. receipt by Administrative Agent of the amount of the reasonable fees and out-of-pocket costs and expenses of counsel to Administrative Agent in connection with this Consent and the transactions and documents contemplated hereby pursuant to Section 9 hereof and otherwise due and owing pursuant to the Loan Agreement;

          o. receipt by Administrative Agent of a fully-completed and duly executed Notice of Borrowing with respect to the MEI Acquisition; and

          p. receipt by Administrative Agent of such other assurances, certificates, schedules, exhibits, documents, landlord waivers, insurance certificates, subordination agreements, consents or opinions as Administrative Agent or the Required Lenders reasonably may require in connection with this Consent and the MEI Acquisition.

     6. Additional Covenants.

          a. On or before ninety (90) days after the date hereof and at all times thereafter, Parent shall have closed all of the operating, deposit, investment and other bank accounts acquired pursuant to the MEI Acquisition and maintained at or with any applicable financial institutions, and shall open and maintain all of their operating, deposit, investment and other bank accounts with Administrative Agent in accordance with the Loan Agreement. In the event that any of the terms of this Section 6(a) are not satisfied to the reasonable satisfaction of Administrative Agent within the time period specified, Administrative Agent or the Required Lenders shall have the right to immediately declare an Event of Default under the Loan Agreement.

          b. On or before thirty (30) days after the date hereof, Parent shall have qualified to do business in each state in which, due to the MEI Acquisition, it is now required to so qualify, and shall provide evidence thereof to the Administrative Agent in the form of certificates of good standing or equivalent certificates.

     7. Reaffirmation; References to Loan Agreement.

          a. Each Borrower and Ultimate Parent acknowledges and agrees that all of their respective obligations and Liabilities under the Loan Agreement, as amended hereby, shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Consent.

          b. Upon the effectiveness of this Consent, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Consent.

         c. The failure by Administrative Agent, at any time or times hereafter, to require strict performance by any Borrower of any provision or term of the Loan Agreement, this Consent or any of the Financing Agreements shall not waive, affect or diminish any right of Administrative Agent hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Administrative Agent of a breach of this Consent or any Event of Default under the Loan Agreement shall not, except as expressly set forth in a writing signed by Administrative Agent (and, if applicable, Required Lenders), suspend, waive or affect any other breach of this Consent or any Event of Default under the Loan Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Consent, shall be deemed to have been suspended or waived by Administrative Agent unless such suspension or waiver is (i) in writing and signed by Administrative Agent and (ii) delivered to Parent. In no event shall Administrative Agent's execution and delivery of this Consent establish a course of dealing among Administrative Agent, Ultimate Parent, Parent or any other Borrower or any other obligor, or in any other way obligate Administrative Agent to hereafter provide any consents or amendments or, if at any time applicable, waivers with respect to the Loan Agreement. The terms and provisions of this Consent shall be limited precisely as written and shall not be deemed (x) to be a consent to any amendment or modification of any other term or condition of the Loan Agreement or of any of the Financing Agreements (except as expressly provided herein); or (y) to prejudice any right or remedy which Administrative Agent may now have under or in connection with the Loan Agreement or any of the Financing Agreements.

          d. Except as expressly provided herein, the Loan Agreement and all Financing Agreements shall remain unaltered and in full force and effect and are hereby ratified and confirmed in all respects.

     8. Release.

          a. In consideration of, among other things, the consent and amendments provided for herein, and for other good and valuable consideration, as of the date hereof, the Ultimate Parent, Parent and each other Borrower (on behalf of themselves and their respective Subsidiaries and Affiliates), their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under the above, for their past, present and future employees, members, managers, partners, agents, representatives, officers, directors, shareholders, and trustees (all collectively, with Ultimate Parent, Parent and each other Borrower, the “Releasing Parties”), do hereby unconditionally and forever remise, satisfy, acquit, release and discharge the Administrative Agent and Lenders and any of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the Administrative Agent and Lenders would be liable if such persons or entities were found in any way to be liable to any of the Releasing Parties (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, cross-claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, liabilities, damages, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys' fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may have heretofore accrued against any or all of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Consent, the Loan Agreement or any other Financing Agreement and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Borrower, Parent and Ultimate Parent acknowledge that Administrative Agent is specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to Administrative Agent in entering into this Consent.

          b. Each of the Ultimate Parent, Parent and each other Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it may have as against the Lender Parties under any law, rule or regulation of any jurisdiction that would have the effect of limiting the extent to which a general release extends to claims which a Lender Party or Releasing Party does not know or suspect to exist as of the date hereof. Each of the Ultimate Parent, Parent and each other Borrower hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term and condition of this Consent (and without which the consent in Section 1 hereof would not have been given by Administrative Agent and Lenders).

     9. Costs, Expenses and Taxes. Without limiting the obligation of Borrowers to reimburse Administrative Agent for all costs, fees, disbursements and expenses incurred by Administrative Agent as specified in the Loan Agreement, as amended by this Consent, each Borrower agrees to pay on demand all costs, fees, disbursements and expenses of Administrative Agent in connection with the preparation, negotiation, revision, execution and delivery of this Consent and the other agreements, instruments and documents contemplated hereby, including, without limitation, reasonable attorneys' fees and out-of-pocket expenses.

     10. Counterparts. This Consent may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     11. Law of Contract. This Consent shall be deemed to be made pursuant to the laws of the State of Illinois and shall be construed, interpreted, governed performed and enforced in accordance therewith, without regard to conflict of law principles.

     12. Financing Agreement. This Consent shall constitute a Financing Agreement.

     13. Severability; Faxes. Any provision of this Consent which is prohibited or unenforceable for any reason shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

     14. Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither Ultimate Parent, Parent nor any Borrower may assign any of its respective rights or obligations under this Consent without the prior written consent of Administrative Agent.

[Remainder of page intentionally blank; signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Second Consent Agreement to Loan and Security Agreement as of the day and year first above written.

EXAMWORKS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

SOUTHWEST MEDICAL EXAMINATION
SERVICES, INC.
THE RICWEL CORPORATION
DIAGNOSTIC IMAGING INSTITUTE, INC.
PACIFIC BILLING SERVICES, INC.
MARQUIS MEDICAL ADMINISTRATORS, INC.
FLORIDA MEDICAL SPECIALISTS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

CFO MEDICAL SERVICES, LLC
RICWEL OF WEST VIRGINIA, LLC

By: ExamWorks, Inc., its sole member and manager

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

SET-ASIDE SOLUTIONS, LLC
IME SOFTWARE SOLUTIONS, LLC
EXAMWORKS EVALUATIONS OF NEW YORK, LLC

By: ExamWorks, Inc., its sole member

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

EXAMWORKS, INC.
SECOND CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT

Acknowledged and Agreed:

EXAMWORKS HOLDINGS, LLLP
By: Compass Partners, L.L.C., its General Partner

By:	/s/ Richard E. Perlman
Name: Richard E. Perlman
Its: President

EXAMWORKS, INC.
SECOND CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT

FIFTH THIRD BANK,
as Administrative Agent and a Lender

By:	/s/ Philip Renwick
Philip Renwick
Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Shawn Janko
Shawn Janko
Senior Vice President

EXAMWORKS, INC.
SECOND CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT

Schedule 2(c)

(Additional Borrower Locations
as a result of the MEI Acquisition)

Company Name	Address

ExamWorks, Inc.	5100 Gamble Drive Suite 540 St. Louis Park, MN 55416

Schedule 2(d)

(Additional Borrower Names
as a result of the MEI Acquisition)

MEI

MEI

Medical Evaluations